EXHIBIT 99.1

Paragon Offshore plc 3151 Briarpark Drive Suite 700 Houston, Texas 77042

PRESS RELEASE

PARAGON OFFSHORE REPORTS THIRD QUARTER 2016 RESULTS AND
PROVIDES FLEET STATUS REPORT

•	Third quarter 2016 revenues of $125 million; net loss of $64 million or $0.72 per share

•	Adjusted EBITDA of $21 million net of reorganization items

•	Contract drilling services costs seven percent lower compared to previous quarter

•	Cash balance at September 30, 2016 of $880 million excluding restricted cash

•	Contract backlog at September 30, 2016 of $365 million

HOUSTON, November 8, 2016 - Paragon Offshore plc (“Paragon”) (OTC: PGNPQ) today reported a third quarter 2016 net loss of $63.6 million, or a loss of $0.72 per diluted share, as compared to third quarter 2015 net loss of $1.08 billion, or $12.46 per diluted share.

Results for the third quarter of 2015 included a $1.15 billion, or $13.22 per diluted share non-cash charge relating to impairments on five floaters and sixteen jackups, deposits related to the construction of Prospector 6, Prospector 7, and Prospector 8 and goodwill related to the company’s previous acquisition. Excluding these charges and tax benefit of loss on impairment, Paragon’s adjusted net income for the third quarter of 2015 was $0.3 million, or $0.00 per diluted share (for a reconciliation to net income for all “adjusted” metrics, see the Reconciliation of GAAP to Non-GAAP Financial Measures Table).

Adjusted EBITDA is defined as net income (loss) before taxes, plus interest expense, depreciation, losses on impairments, foreign currency losses, and reorganization items, less gains on the sale of assets, interest income, and foreign currency gains. For the third quarter of 2016, adjusted EBITDA was $20.8 million, compared to $66.0 million in the second quarter of 2016.

Total revenues for the third quarter of 2016 were $125.1 million compared to $184.9 million in the second quarter of 2016. Paragon reported that utilization for its marketed rig fleet, which excludes available days related to rigs that were stacked and not marketed during the quarter, declined to 34 percent for the third quarter of 2016 compared to 38 percent for the second quarter of 2016. Average daily revenues declined 19 percent in the third quarter of 2016 to $109,000 per rig compared to the previous quarter average of $135,000 per rig. Contract drilling services costs declined 7 percent in the third quarter of 2016 to $85.1 million compared to $91.6 million in the second quarter of 2016.

General and administrative (“G&A”) costs for the third quarter of 2016 totaled $11.5 million compared to $9.8 million for the second quarter of 2016. Reorganization costs totaled $17.2 million in the third quarter of 2016 compared to $17.5 million in the second quarter of 2016.

Net cash from operating activities was $36.6 million in the third quarter of 2016 as compared to $101.8 million for the second quarter of 2016. Cash used for capital expenditures in the third quarter of 2016 totaled $9.6 million including changes in accrued capital expenditures. At September 30, 2016, liquidity, defined as cash and cash equivalents, excluding restricted cash, totaled $880.0 million.
Operating Highlights
Paragon’s total contract backlog at September 30, 2016 was approximately $365 million compared to $472 million at June 30, 2016. Although Paragon continues to contest the approximately $143 million of backlog associated with what we believe to be an early release of the Paragon DPDS3 by Paragon’s customer Petrobras, we do not include that amount in our backlog total.

Utilization of Paragon’s marketed floating rig fleet increased to 40 percent in the third quarter of 2016 when compared to the 35 percent utilization achieved in the second quarter of 2016. The increase in marketed utilization in the third quarter of 2016 reflects the removal of the Paragon MSS2 from the marketed fleet offset by fewer operating days on the Paragon DPDS3 which was released by Petrobras in August 2016. Average daily revenues for Paragon’s floating rig fleet decreased by 39 percent to $241,000 per day in the third quarter of 2016 from $399,000 per rig in the second quarter of 2016.
Utilization of Paragon’s marketed jackup rig fleet was lower at 34 percent in the third quarter compared to the 39 percent utilization in the second quarter of 2016 as a number of rigs completed contracts during the third quarter. Average daily revenues for Paragon’s jackup fleet during the third quarter decreased by 12 percent to $99,000 per rig from $112,000 per rig during the second quarter of 2016.
At the end of the third quarter of 2016, an estimated 27 percent of the company’s marketed rig operating days were committed for 2016, including 8 percent and 28 percent for floating and jackup rig days, respectively. The calculations for committed operating days exclude available days related to rigs that were stacked and not marketed during the quarter.
Paragon Provides Fleet Status Report and Information on Going Concern Risk
Paragon also announced today that it issued a report on drilling rig status and contract information as of November 8, 2016.  The report, titled “Fleet Status Report,” can be accessed on the company's website at www.paragonoffshore.com under the “Our Fleet” or “Investor Relations-Fleet Status Reports” sections of the website. Following this current report, Paragon will issue a fleet status report once per quarter coincident with its earnings reports.

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that Paragon will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The company’s ability to continue as a going concern is contingent upon our development of a plan of reorganization, approval of the plan by the Bankruptcy Court and the company’s creditors, and Paragon’s ability to successfully implement a plan of reorganization. This represents a material uncertainty related to events and conditions that raises substantial doubt on the company’s ability to continue as a going concern and, therefore, the company may be unable to realize its assets and discharge its liabilities in the normal course of business. During the period that the company is operating as debtors-in-possession under Chapter 11, Paragon may sell or otherwise dispose of or liquidate assets or settle liabilities, subject to the approval of the Bankruptcy Court or as otherwise permitted in the ordinary course of business (and subject to restrictions in the company’s debt agreements), for amounts other than those reflected in the company’s consolidated financial statements. Further, any reorganization plan could materially change the amounts and classifications of assets and liabilities reported in the consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities or any other adjustments that might be necessary should we be unable to continue as a going concern. Investors are urged to review the contents of the company’s Form 10-Q including the discussions under “Risk Factors” when the document is filed.
About Paragon Offshore
Paragon is a global provider of offshore drilling rigs. Paragon’s operated fleet includes 34 jackups, including two high specification heavy duty/harsh environment jackups, four drillships, and two semisubmersibles. Paragon’s primary business is contracting its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas. Paragon is a public limited company registered in England and Wales with company number 08814042 and registered office at 20-22 Bedford Row, London, WC1R 4JS, England. Additional information is available at www.paragonoffshore.com.
Forward-Looking Disclosure Statement
This release contains forward-looking statements. Statements regarding contract backlog, earnings, costs, revenue, contract commitments, dayrates, and contract disputes, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the general nature of the oil and gas industry, risks associated with our restructuring, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Paragon’s annual report on Form 10-K for the fiscal year ended December 31, 2015, and in Paragon’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Conference Call
Paragon has scheduled a teleconference and webcast related to its third quarter 2016 results on Wednesday, November 9, 2016, at 8:00 a.m. U.S. Central Time. The teleconference can be accessed from the U.S. and Canada by dialing 1-888-771-4371, or internationally by dialing 1-847-585-4405, and using access code: 43698043. Interested parties may also listen to the webcast through a link posted on Paragon’s website at www.paragonoffshore.com, under “Events & Presentations” in the “Investor Relations” section of the website.
A telephonic replay of the conference call will be available on Wednesday, November 9, 2016, beginning at approximately 10:30 a.m. U.S. Central Time, through Wednesday, November 23, 2016, ending at approximately 11:59 p.m. U.S. Central Time. The phone number for the conference call replay is 1-888-843-7419 or, for calls from outside of the U.S., 1-630-652-3042, using access code: 43698043.  A replay of the conference call will also be available on Paragon’s website at www.paragonoffshore.com, under “Events & Presentations” in the “Investor Relations” section of the website.
For additional information, contact:

For Investors	Lee M. Ahlstrom
& Media:	Senior Vice President – Investor Relations, Strategy and Planning
+1.832.783.4040

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Operating revenues
Contract drilling services	$116,674	$338,710	$516,182	$1,101,618
Labor contract drilling services	4,517	6,853	16,750	21,224
Reimbursables and other	3,887	23,410	42,201	70,023
	125,078	368,973	575,133	1,192,865
Operating costs and expenses
Contract drilling services	85,109	190,536	289,446	612,610
Labor contract drilling services	4,966	4,792	14,218	16,086
Reimbursables	2,778	19,517	35,870	58,173
Depreciation and amortization	50,270	95,826	181,732	280,574
General and administrative	11,464	12,800	33,459	41,901
Loss on impairments	—	1,150,846	—	1,152,547
(Gain) on sale of assets, net	—	—	—	(12,717)
(Gain) on repurchase of long-term debt	—	—	—	(4,345)
	154,587	1,474,317	554,725	2,144,829
Operating income (loss) before interest, reorganization items and income taxes	(29,509)	(1,105,344)	20,408	(951,964)
Interest expense, net	(18,446)	(33,900)	(58,299)	(93,107)
Other, net	2,804	(983)	1,512	1,421
Reorganization items, net	(17,211)	—	(56,602)	—
Loss before income taxes	(62,362)	(1,140,227)	(92,981)	(1,043,650)
Income tax benefit (provision)	(1,256)	55,389	(956)	67,301
Net loss	$(63,618)	$(1,084,838)	$(93,937)	$(976,349)
Net income attributable to non-controlling interest	—	—	—	(31)
Net loss attributable to Paragon	$(63,618)	$(1,084,838)	$(93,937)	$(976,380)

Loss per share
Basic and diluted	$(0.72)	$(12.46)	$(1.08)	$(11.39)

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$879,963	$773,571
Restricted cash	26,047	3,000
Accounts receivable, net of allowance for doubtful accounts	138,121	266,325
Prepaid and other current assets	73,730	110,027
Total current assets	1,117,861	1,152,923

Property and equipment, net	972,557	1,111,098
Restricted cash	36,249	25,030
Other long-term assets	42,041	73,796
Total assets	$2,168,708	$2,362,847

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$30,659	$40,629
Accounts payable and accrued expenses	69,665	85,374
Accrued payroll and related costs	39,570	48,246
Other current liabilities	64,130	109,640
Total current liabilities	204,024	283,889

Long-term debt	178,500	2,538,444
Deferred income taxes	5,188	9,373
Other liabilities	30,937	37,731
Liabilities subject to compromise	2,343,963	—
Total liabilities	2,762,612	2,869,437

Total shareholders’ deficit	(593,904)	(506,590)
Total liabilities and equity	$2,168,708	$2,362,847

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(93,937)	$(976,349)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	181,732	280,574
Loss on impairments	—	1,152,547
Gain on sale of assets	—	(12,717)
Gain on repurchase of long-term debt	—	(4,345)
Other changes in operating activities	156,841	(52,959)
Net cash provided by operating activities	244,636	386,751

Cash flows from investing activities
Capital expenditures	(36,201)	(156,753)
Change in accrued capital expenditures	(8,612)	(11,768)
Proceeds from sale of assets	—	29,316
Acquisition of Prospector Offshore Drilling S.A. non-controlling interest	—	(2,185)
Change in restricted cash	(34,266)	(17,297)
Net cash used in investing activities	(79,079)	(158,687)

Cash flows from financing activities
Net Activity – Revolving Credit Facility	—	11,000
Additional Borrowings – Revolving Credit Facility	—	532,000
Net proceeds from Sale-Leaseback Financing	—	291,576
Repayments on Sale-Leaseback Financing	—	(8,365)
Repayment of Term Loan Facility	—	(4,875)
Repayment of Prospector Senior Credit Facility	(59,165)	(265,666)
Repayment of Prospector Bonds	—	(101,000)
Purchase of Senior Notes	—	(6,546)
Net cash used in financing activities	(59,165)	448,124
Net change in cash and cash equivalents	106,392	676,188
Cash and cash equivalents, beginning of period	773,571	56,772
Cash and cash equivalents, end of period	$879,963	$732,960

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
OPERATIONAL INFORMATION
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2016	2015	2016
Rig fleet operating statistics (1)
Jackups:
Average Rig Utilization	32%	60%	36%
Marketed Utilization (2)	34%	64%	39%
Operating Days	1,001	1,891	1,126
Average Dayrate	$98,824	$116,071	$112,007
Floaters:
Average Rig Utilization	13%	83%	18%
Marketed Utilization (2)	40%	100%	35%
Operating Days	74	459	96
Average Dayrate	$241,379	$259,844	$398,910
Total:
Average Rig Utilization	29%	64%	34%
Marketed Utilization (2)	34%	69%	38%
Operating Days	1,075	2,350	1,222
Average Dayrate	$108,574	$144,158	$134,586

(1)
We define average rig utilization for a specific period as the total number of days our rigs are operating under contract, divided by the product of the total number of our rigs, including cold-stacked rigs, and the number of calendar days in such period. Information reflects our policy of reporting on the basis of the number of available rigs in our fleet.

(2)	Marketed utilization excludes the impact of Paragon cold-stacked rigs for each comparable quarter, respectively.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
CALCULATION OF BASIC AND DILUTED LOSS PER SHARE
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted loss per share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Allocation of loss:
Basic and diluted
Net loss	$(63,618)	$(1,084,838)	$(93,937)	$(976,380)
Earnings allocated to unvested share-based payment awards (1)	—	—	—	—
Net loss attributable to ordinary shareholders - basic and diluted	$(63,618)	$(1,084,838)	$(93,937)	$(976,380)

Weighted average shares outstanding - basic and diluted	87,876	87,077	87,360	85,703

Weighted average unvested share-based payment awards	3,929	6,947	4,731	6,023

Loss per share
Basic and diluted	$(0.72)	$(12.46)	$(1.08)	$(11.39)

(1)
No earnings were allocated to unvested share-based payment awards in our earnings per share calculation for the three and nine months ended September 30, 2016 and 2015 due to a net loss in each respective period.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the reconciliation of net loss to adjusted net income (non-GAAP):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net loss	$(63,618)	$(1,084,838)	$(93,937)	$(976,380)
Adjustments:
(Gain) on repurchase of long-term debt	—	—	—	(4,345)
(Gain) loss on sale of assets	—	—	—	(12,717)
Loss on impairments	—	1,150,846	—	1,152,547
Tax impact of loss on impairment	—	(66,341)	—	(66,341)
Adjusted net income (loss)	$(63,618)	$(333)	$(93,937)	$92,764

Allocation of adjusted net income (loss):
Basic and diluted
Adjusted net income (loss)	$(63,618)	$(333)	$(93,937)	$92,764
Earnings allocated to unvested share-based payment awards (1)	—	—	—	(6,091)
Adjusted net income (loss) to ordinary shareholders - basic and diluted	$(63,618)	$(333)	$(93,937)	$86,673

Weighted average number of shares outstanding - basic and diluted	87,876	87,077	87,360	85,703

Weighted average unvested share-based payment awards	3,929	6,947	4,731	6,023

Adjusted earnings (loss) per share
Basic and diluted	$(0.72)	$—	$(1.08)	$1.01

(1)
No earnings were allocated to unvested share-based payment awards in our earnings per share calculation for the three and nine months ended September 30, 2016 and the three months ended September 30, 2015 due to a net loss in each respective period.

PARAGON OFFSHORE plc
(DEBTOR-IN-POSSESSION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Cont’d)
(In thousands)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2016	2015	2016
Operating revenues
Contract drilling services	$116,674	$338,710	$164,464
Labor contract drilling services	4,517	6,853	5,485
Reimbursables and other	3,887	23,410	14,986
	125,078	368,973	184,935
Operating costs and expenses
Contract drilling services	85,109	190,536	91,631
Labor contract drilling services	4,966	4,792	4,193
Reimbursables	2,778	19,517	13,308
Depreciation and amortization	50,270	95,826	59,556
General and administrative	11,464	12,800	9,821
Loss on impairments	—	1,150,846	—
	154,587	1,474,317	178,509
Operating income (loss) before interest, reorganization items and income taxes	(29,509)	(1,105,344)	6,426
Interest expense, net	(18,446)	(33,900)	(12,836)
Other, net	2,804	(983)	(2,054)
Reorganization items, net	(17,211)	—	(17,549)
Loss before income taxes	(62,362)	(1,140,227)	(26,013)
Income tax benefit (provision)	(1,256)	55,389	904
Net loss	$(63,618)	$(1,084,838)	$(25,109)

Adjustments:
Depreciation and amortization	50,270	95,826	59,556
Loss on impairments	—	1,150,846	—
Interest expense, net	18,446	33,900	12,836
Other, net	(2,804)	983	2,054
Reorganization items, net	17,211	—	17,549
Income tax provision (benefit)	1,256	(55,389)	(904)
Adjusted EBITDA	$20,761	$141,328	$65,982